EXHIBIT 99.1
PRESS RELEASE

CMC Materials Reports Record Revenue for the Second Quarter of Fiscal 2022
•Record Company Revenue of $324.1 Million, 11.6% Higher than Last Year and 2.2% Higher Sequentially
•Electronic Materials Segment Revenue of $274.5 Million, 13.2% Higher than Last Year and 2.6% Higher Sequentially
•Net Income of $34.6 Million; Adjusted Net Income of $56.4 Million, 11.1% Higher Than Last Year
•Adjusted EBITDA of $96.3 Million, 13.6% Higher Than Last Year

AURORA, IL, May 4, 2022 – CMC Materials, Inc. (Nasdaq: CCMP), a leading global supplier of consumable materials primarily to semiconductor manufacturers, today reported financial results for its second quarter of fiscal 2022, which ended March 31, 2022.

“We are very pleased to report strong results for our second fiscal quarter, which represents our sixth consecutive quarter of record revenue, driven by continued robust demand for our Electronic Materials offerings and improving demand for our Performance Materials solutions,” said David Li, President and CEO of CMC Materials. “I am appreciative of the hard work and dedication of the CMC Materials team, who continue to successfully navigate global supply chain complexities and meet global customer demand in full and on time, while maintaining strong profitability. Looking ahead to the remainder of the fiscal year, we remain on track to deliver against our financial targets and are reiterating our expectation for Adjusted EBITDA1 to be between $355 million to $385 million.”

Regarding the company’s previously announced pending transaction with Entegris, Inc. (Nasdaq: ENTG), under which Entegris will acquire the company in a cash and stock transaction (“Entegris Transaction”), Mr. Li stated, “On March 3, 2022, our stockholders voted to approve the merger agreement for the Entegris Transaction. We continue to work through integration planning activities with the Entegris team to create an industry-leading electronic materials provider.”

Key Financial Information for the Second Quarter

•Revenue was $324.1 million, 11.6% higher than the same quarter last year with an increase of 13.2% in Electronic Materials and 3.4% in Performance Materials.
◦Revenue was up 2.2% sequentially, driven by both volume and price.

•Gross margin was 39.6% versus 42.6% in the prior year. Adjusted gross margin1 was 40.8%, versus 43.3% in the prior year.
◦This decline was primarily due to the exit of the wood treatment business and an increase in the cost of a key raw material in the pipeline and industrial materials (PIM) business.

•Net income was $34.6 million compared to a net loss of $149.8 million in the same quarter last year.

◦In the second quarter of fiscal year 2022, the company recorded $12.2 million in transaction expenses related to the Entegris Transaction.
◦In the second quarter of fiscal year 2021, the company recorded $208.2 million of non-cash, pre-tax goodwill impairment charges for the PIM and wood treatment businesses.

•Adjusted net income1 was $56.4 million, 11.1% higher compared to the prior year driven by higher revenue and lower operating expenses.
◦Benefits from the company’s previously announced Future Forward cost optimization program resulted in a 10.5% year-over-year decline in adjusted operating expenses1. The company remains committed to continued investment in product development, operations, and quality across its businesses.

•Diluted EPS was $1.19 compared to loss per diluted share of $5.13 in the same quarter last year. Adjusted diluted EPS1 was $1.94, 13.5% higher compared to the same quarter last year.

•Adjusted EBITDA1 was $96.3 million, 13.6% higher compared to the same quarter last year. Adjusted EBITDA margin1 for the quarter was 29.7%, compared to 29.2% in the same quarter last year due to higher revenue and lower adjusted operating expenses.

1Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted Financial Information” below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.

Electronic Materials – Revenue was $274.5 million, 13.2% higher than revenue in the same quarter last year due to growth across all businesses in the segment. Sequentially, revenue was 2.6% higher driven by growth in CMP pads and electronic chemicals, while CMP slurries revenue was approximately flat.

•CMP slurries increased 4.5% compared to the second fiscal quarter of 2021 due to a continued healthy semiconductor environment and strong demand from both logic and memory customers.
•CMP pads increased 20.5% year-over-year due to robust market growth and new position wins.
•Electronic chemicals increased 18.7% compared to the same quarter last year driven by strong customer demand.

Adjusted EBITDA was $94.0 million, or 34.2% of revenue, compared to $81.3 million, or 33.5% of revenue, in the same quarter last year. The Adjusted EBITDA margin1 increase was due to the benefit from higher revenue from all businesses in the segment. Global price increases implemented during fiscal year 2022 largely offset the higher costs for raw materials, freight and logistics in the second fiscal quarter.

Performance Materials – Revenue was $49.6 million for the quarter, 3.4% higher than revenue in the same quarter last year as higher revenue in the PIM business more than offset the impact of the exit of the wood treatment business. Revenue was essentially flat sequentially.

•PIM revenue increased 17.0% compared to the same quarter last year, and 14.1% sequentially. The PIM business reached its highest quarter revenue since the second quarter of fiscal year 2020 and benefited from stronger customer demand, including the ramp of new domestic and international orders.
•The PIM business continues to execute against its strategic initiatives by pursuing new customer opportunities and achieving additional R&D progress to drive profitability improvement.
•During the second quarter of fiscal year 2022, the company successfully completed its exit of the wood treatment business.

Adjusted EBITDA was $13.9 million, or 28.0% of revenue1, compared to $18.8 million, or 39.1% of revenue1, in the same quarter last year. The Adjusted EBITDA decline was primarily the result of the exit of the wood treatment business and an increase in the cost of a key raw material in the PIM business.

Please refer to the financial table below titled “Segment Revenue and Adjusted EBITDA” for more information.

Current Financial Guidance

The company currently expects Electronic Materials revenue in the third quarter of fiscal 2022 to be up low single digits compared to revenue in the second quarter of fiscal 2022.

Primarily because the company completed its exit of the wood treatment business in the second quarter of 2022, Performance Materials revenue is expected to be down approximately 20% in the third quarter of fiscal 2022 compared to revenue in the second quarter of fiscal 2022. Excluding the wood treatment business, Performance Materials revenue is expected to be up low single digits sequentially.

Company revenue is expected to be approximately flat sequentially. Excluding the wood treatment business, company revenue is expected to be up low single digits sequentially.

The company is reiterating full fiscal year 2022 guidance, which includes Adjusted EBITDA1 to be between $355 million to $385 million, depreciation and amortization to be between $50 million to $55 million, interest expense to be between $38 million to $40 million, tax rate to be between 20% to 23%, and capital spending to be between $60 million to $80 million.

The company’s outlook includes its completed exit of the wood treatment business, which is expected to negatively impact Adjusted EBITDA by approximately $36 million compared to fiscal 2021. The company expects to generally offset this impact with organic growth as well as with the initial impact of the Future Forward program.

Additionally, for fiscal year 2022, the global pricing actions taken are expected to largely offset the increased costs for raw materials, freight and logistics. The company continues to evaluate further pricing actions to mitigate additional inflationary headwinds as needed.

For additional details on the company’s exit of the wood treatment business, please refer to the company’s fourth quarter and full year fiscal 2021 earnings slides and remarks document, which can be accessed here, or by visiting the Investor Relations Quarterly Results section of the company’s website.

Future Forward Strategic Cost Optimization Program

The Future Forward program is proceeding as planned, and the company continues to expect the program to drive savings of approximately $15 million in fiscal year 2022, which should be a direct benefit to the company’s Adjusted EBITDA, and ongoing annualized savings in the range of $20 million-$25 million by approximately the end of fiscal 2023.

Entegris Transaction

Please refer to www.EntegrisCMCTransaction.com for more information about the Entegris Transaction.

Conference Call

In light of the Entegris Transaction, the company has not scheduled a conference call to discuss its quarterly financial results.

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials primarily to semiconductor manufacturers. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,200 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED FINANCIAL INFORMATION

The company’s financial results are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and net debt. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and excludes certain items that affect comparability from period to period. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue.

The non-GAAP financial measures provided in this press release are a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to impairment charges, Entegris Transaction-related expenses, Future Forward-related expenses, acquisition and integration-related expenses and acquisition-related amortization expenses, costs of restructuring related to the wood treatment business, costs incurred related to the Pandemic net of grants received, and costs related to the KMG-Bernuth warehouse fire, net of recoveries, are not indicative of its core operating results and thus presents these certain measures excluding these effects. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, the proposed Entegris Transaction, including expected timing, completion and effects of the proposed transaction; expected savings from our Future Forward strategic cost optimization program, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, and the expected benefits and synergies of such transactions; divestment or disposition, or cessation of investment, in certain of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; the targeted benefits of company cost reduction or optimization initiatives; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the Pandemic, the ongoing conflict between the Russian Federation and Ukraine and sanctions imposed in connection therewith, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance and costs of compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats and vulnerabilities; and, financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials Inc.’s (“CMC”) beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC’s management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC’s filings with the Securities and Exchange Commission (the “SEC”), including the risk factors contained in CMC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed on November 12, 2021 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2021, filed on February 3, 2022 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 to be filed by May 10, 2022. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

ADDITIONAL INFORMATION ABOUT THE ENTEGRIS TRANSACTION AND WHERE TO FIND IT

This press release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This press release relates to a proposed business combination between Entegris and CMC. In connection with the proposed transaction, on January 28, 2022, Entegris filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) that includes a proxy statement of CMC and that also constitutes a prospectus of Entegris. Each of Entegris and CMC may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or Registration Statement or any other document that Entegris or CMC may file with the SEC. The Registration Statement was declared effective by the SEC on January 28, 2022 and CMC commenced mailing of the definitive proxy statement/prospectus to its stockholders on or about January 28, 2022. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about Entegris and CMC, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Entegris will be available free of charge on Entegris’ website at http://entegris.com or by contacting Entegris’ Investor Relations Department by email at irelations@entegris.com or by phone at +1 978-436-6500. Copies of the documents filed with the SEC by CMC will be available free of charge on CMC’s website at www.cmcmaterials.com/investors or by contacting CMC’s Investor Relations Department by email at investors@cmcmaterials.com by phone at +1 630-499-2600.

PARTICIPANTS IN THE SOLICITATION

Entegris, CMC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Entegris Transaction. Information about the directors and executive officers of Entegris is set forth in Entegris’ in the definitive proxy statement/prospectus included in the Registration Statement, and Entegris’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 4, 2022. Information about the directors and executive officers of CMC is set forth in the definitive proxy statement/prospectus included in the Registration Statement, and CMC’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, which was filed with the SEC on November 12, 2021 and amended by the Form 10-K/A filed with the SEC on January 19, 2022. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC regarding the Entegris Transaction when such materials become available. Investors should read the Registration Statement and the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Entegris or CMC using the sources indicated above.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600

CMC MATERIALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021	March 31, 2022	March 31, 2021
Revenue	$324,127	$317,046	$290,528	$641,173	$578,391
Cost of sales	195,904	191,210	166,782	387,114	331,741
Gross profit	128,223	125,836	123,746	254,059	246,650

Operating expenses:
Research, development and technical	12,337	13,328	12,925	25,665	25,353
Selling, general and administrative	47,111	56,483	58,538	103,594	114,458
Impairment charges	—	9,435	208,221	9,435	215,568
Entegris Transaction-related expenses	12,243	6,050	—	18,293	—
Total operating expenses	71,691	85,296	279,684	156,987	355,379

Operating income (loss)	56,532	40,540	(155,938)	97,072	(108,729)

Interest expense, net	9,537	9,743	9,495	19,280	19,080
Other (expense) income, net	(1,445)	(152)	(484)	(1,597)	968
Income (loss) before income taxes	45,550	30,645	(165,917)	76,195	(126,841)

Provision for (benefit from) income taxes	10,979	3,217	(16,109)	14,196	(8,563)

Net income (loss)	$34,571	$27,428	$(149,808)	$61,999	$(118,278)

Basic earnings (loss) per share	$1.21	$0.96	$(5.13)	$2.17	$(4.06)

Diluted earnings (loss) per share	$1.19	$0.95	$(5.13)	$2.14	$(4.06)

Weighted average basic shares outstanding	28,609	28,451	29,210	28,526	29,164

Weighted average diluted shares outstanding	28,999	28,821	29,210	28,909	29,164

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	March 31, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$237,685	$185,979
Accounts receivable, net	169,345	150,099
Inventories	184,730	173,464
Prepaid expenses and other current assets	35,460	25,439
Total current assets	627,220	534,981

Property, plant and equipment, net	346,344	354,771
Other long-term assets	1,227,042	1,261,133
Total assets	$2,200,606	$2,150,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$55,540	$52,748
Current portion of long-term debt	10,650	13,313
Accrued expenses and other current liabilities	132,738	139,797
Total current liabilities	198,928	205,858

Long-term debt, net of current portion	899,153	903,031
Other long-term liabilities	158,444	163,059
Total liabilities	1,256,525	1,271,948

Stockholders' equity	944,081	878,937
Total liabilities and stockholders' equity	$2,200,606	$2,150,885

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited and amounts in thousands)

	Six Months Ended March 31,
	2022	2021
Net cash provided by operating activities	$110,207	$123,508

Cash flows from investing activities:
Additions to property, plant and equipment	(23,310)	(21,119)
Proceeds from the sale of assets	10	363
Net cash used in investing activities	(23,300)	(20,756)

Cash flows from financing activities:
Dividends paid	(26,524)	(26,115)
Proceeds from issuance of stock	16,834	10,279
Repurchases of common stock under Share Repurchase Program	(10,600)	(10,002)
Repurchases of common stock withheld for taxes	(3,724)	(5,436)
Repayment of long-term debt	(7,987)	(5,325)
Other financing activities	(264)	(72)
Net cash used in financing activities	(32,265)	(36,671)

Effect of exchange rate changes on cash	(2,936)	1,401
Increase in cash and cash equivalents	51,706	67,482
Cash and cash equivalents at beginning of period	185,979	257,354
Cash and cash equivalents at end of period	$237,685	$324,836

CMC MATERIALS, INC.
SEGMENT REVENUE AND ADJUSTED EBITDA
(Unaudited and amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Segment Revenue:
Electronic Materials:
CMP slurries	$146,540	$140,194	$292,681	$274,915
Electronic chemicals	95,111	80,098	186,250	160,104
CMP pads	26,815	22,255	50,854	44,326
Materials technologies	6,045	—	12,377	—
Total Electronic Materials	274,511	242,547	542,162	479,345

Performance Materials:
PIM	30,394	25,987	57,029	51,894
Wood treatment	10,907	15,546	25,865	32,869
QED	8,315	6,448	16,117	14,283
Total Performance Materials	49,616	47,981	99,011	99,046

Consolidated Revenue	$324,127	$290,528	$641,173	$578,391

Segment adjusted EBITDA:
Electronic Materials	$93,957	$81,315	$182,039	$162,071
Performance Materials	13,901	18,750	28,902	41,725
Unallocated corporate expenses	(11,542)	(15,261)	(22,738)	(27,436)
Consolidated adjusted EBITDA	$96,316	$84,804	$188,203	$176,360

CMC MATERIALS, INC.
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Diluted Earnings (Loss) Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
	Three Months Ended March 31,				Six Months Ended March 31,
	2022		2021		2022		2021
Net income (loss)	$34,571	$1.19	$(149,808)	$(5.13)	$61,999	$2.14	$(118,278)	$(4.06)
Amortization of acquisition related intangibles	19,618	0.68	19,695	0.67	39,263	1.36	39,896	1.35
Entegris Transaction-related expenses	12,243	0.42	—	—	18,293	0.63	—	—
Impairment charges	—	—	208,221	7.02	9,435	0.33	215,568	7.27
Future Forward-related expenses	45	—	—	—	3,024	0.10	—	—
Net costs related to restructuring of wood treatment business	219	0.01	46	—	245	0.01	72	—
Costs related to Pandemic, net of grants received	—	—	(421)	(0.01)	—	—	841	0.03
Acquisition and integration-related expenses	(540)	(0.02)	2,167	0.07	(233)	(0.01)	4,536	0.15
Costs related to KMG-Bernuth warehouse fire, net of recoveries	(3,500)	(0.12)	(1,076)	(0.04)	(3,500)	(0.12)	(1,076)	(0.04)
Tax effect on adjustments to net income[1]	(6,291)	(0.22)	(28,109)	(0.95)	(12,789)	(0.44)	(34,057)	(1.15)
Adjustment for the dilutive impact of securities		—		0.08		—		0.08
Adjusted net income	$56,365	$1.94	$50,715	$1.71	$115,737	$4.00	$107,502	$3.63

Diluted common shares outstanding		28,999		29,210		28,909		29,164
Effect of dilutive securities		—		444		—		458
Adjusted diluted common shares outstanding		28,999		29,654		28,909		29,622

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit and Gross Margin
	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Revenue	$324,127	$290,528	$641,173	$578,391
Cost of sales	195,904	166,782	387,114	331,741
Gross profit	$128,223	$123,746	$254,059	$246,650
Gross margin	39.6%	42.6%	39.6%	42.6%

Adjustments:
Amortization of acquisition related intangibles	3,762	3,130	7,525	6,362
Future Forward-related expenses	2	—	971	—
Net costs related to restructuring of wood treatment business	219	46	245	72
Costs related to KMG-Bernuth warehouse fire, net of recoveries	—	(1,076)	—	(1,076)
Costs related to the Pandemic, net of grants received	—	8	—	1,184
Adjusted gross profit	$132,206	$125,854	$262,800	$253,192
Adjusted gross margin	40.8%	43.3%	41.0%	43.8%

Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Research, development and technical	$12,337	$12,925	$25,665	$25,353
Selling, general, and administrative	47,111	58,538	103,594	114,458
Impairment charges	—	208,221	9,435	215,568
Entegris Transaction-related expenses	12,243	—	18,293	—
Operating expenses	$71,691	$279,684	$156,987	$355,379

Adjustments:
Amortization of acquisition related intangibles[2]	(15,856)	(16,565)	(31,738)	(33,534)
Entegris Transaction-related expenses	(12,243)	—	(18,293)	—
Impairment charges	—	(208,221)	(9,435)	(215,568)
Future Forward-related expenses[2]	(43)	—	(2,053)	—
Costs related to the Pandemic, net of grants received[2]	—	429	—	343
Acquisition and integration-related expenses[2]	540	(2,167)	233	(4,536)
Costs related to KMG-Bernuth warehouse fire, net of recoveries[2]	3,500	—	3,500	—
Adjusted operating expenses	$47,589	$53,160	$99,201	$102,084

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and EBITDA Margin
	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
Net income (loss)	$34,571	$(149,808)	$61,999	$(118,278)
Interest expense, net	9,537	9,495	19,280	19,080
Provision for income taxes	10,979	(16,109)	14,196	(8,563)
Depreciation & amortization	32,762	32,289	65,464	64,180
EBITDA	87,849	(124,133)	160,939	(43,581)
EBITDA margin	27.1%	(42.7%)	25.1%	(7.5%)

Adjustments (pre-tax):
Entegris Transaction-related expenses	12,243	—	18,293	—
Impairment charges	—	208,221	9,435	215,568
Future Forward-related expenses	45	—	3,024	—
Net costs related to restructuring of wood treatment business	219	46	245	72
Costs related to the Pandemic, net of grants received	—	(421)	—	841
Acquisition and integration-related expenses	(540)	2,167	(233)	4,536
Costs related to KMG-Bernuth warehouse fire, net of recoveries	(3,500)	(1,076)	(3,500)	(1,076)
Adjusted EBITDA	$96,316	$84,804	$188,203	$176,360
Adjusted EBITDA margin	29.7%	29.2%	29.4%	30.5%

Fiscal Year 2022 Guidance Reconciliation[3]
	Fiscal Year 2022
	Low	High
Net income	$107,000	$131,000
Interest expense, net[4]	39,000	39,000
Provision for income taxes[4]	44,000	50,000
Depreciation[4]	53,000	53,000
Amortization	85,000	85,000
EBITDA (Consolidated)	$328,000	$358,000
Entegris Transaction-related expenses[5]	18,293	18,293
Impairment charges[5]	9,435	9,435
Future Forward-related expenses[5]	3,024	3,024
Net costs related to restructuring of wood treatment business[5]	245	245
Acquisition and integration-related expenses[5]	(233)	(233)
Costs related to KMG-Bernuth warehouse fire, net of recoveries[5]	(3,500)	(3,500)
Adjusted EBITDA Guidance - Consolidated	$355,264	$385,264
1 Tax effect on the adjustments were calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.
2 Adjustment is related to the Selling, general and administrative expenses.
3 This is a reconciliation of our indicated full year net income to our adjusted EBITDA. The amounts above may not reflect certain future charges costs and/or gains that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance.
4 Amounts represent the mid-point of the financial guidance provided on May 4, 2022.
5 Amounts represent actual Non-GAAP adjustments through the second quarter of fiscal 2022.